Exhibit 10(2)


                          THE MEAD CORPORATION

                 THE CORPORATE LONG TERM INCENTIVE PLAN
                 --------------------------------------
                                  1998
                                  ----

OBJECTIVE
---------
The objective of the Corporate Long Term Incentive Plan is to reward senior executives for adding value to the Corporation by delivering shareholder value that is that ranks high relative to shareholder value achieved by the S&P 500 index and by Mead's Forest Products peers.

TERM OF THE PLAN
----------------
This Corporate Long Term Incentive Plan is a two year plan spanning 1997 and 1998, with the performance period ending December 31, 1998. The next Long Term Incentive Plan covers the period 1998 and 1999, with the performance period ending December 31, 1999. All eligible executives are thus participants in two plan cycles at any time.

PARTICIPATION ELIGIBILITY
-------------------------
All officers of the Corporation, division presidents and executives of salary grade 23 or above are participants in the plan.

PAYOUT ELIGIBILITY
------------------
Participants must be employees of the company, an affiliate or a subsidiary at the end of the two-year plan performance period to receive payout from this plan. An appropriate proration of earned awards may be made in case of death, disability, retirement, hire or transfer during the year. In such cases, the incentive target will be pro-rated to reflect the months of service.

LONG TERM INCENTIVE TARGET
--------------------------
The 1998 Long Term Incentive Target by grade is shown in Attachment 1. This Target will be adjusted annually, based on competitive data.

TOTAL PAYOUT DETERMINATION
---------------------------
This plan uses as the key performance measure, the 2-year Total
Shareholder Return - TSR - (stock price growth plus dividend reinvestment) of Mead relative to two comparator groups:

      1.    The S&P 500 Index

      2. Mead's Forest Products peers (FP Peers), comprising of those members of the Paper Industry Compensation Association whose major business lines are similar to the Mead business segments, and for which public financial reporting is provided by Value Line Reports. For the plan cycle ending December 31, 1998, these companies are identified as:

                        Boise Cascade
                        Champion International
                        Consolidated Paper
                        Georgia Pacific
                        International Paper
                        Potlatch
                        Stone Container
                        Temple-Inland
                        Union Camp
                        Westvaco
                        Weyerhaeuser
                        Willamette

For the current plan period, the TSR is measured on December 31, 1996 and December 31, 1998.

A single matrix (Attachment 2) determines the Payout Factor on the basis of Mead's TSR relative to the TSR of each of the above comparator groups.

The long term incentive payout is determined as:

L. T. Incentive Payout  =     L. T. Incentive Target  X     Payout Factor

INDIVIDUAL PAYOUT DETERMINATION
-------------------------------
The above calculation will not normally be further adjusted for any Participant on the basis of individual contribution, except by approval of the Compensation Committee.

PAYOUT LIMITATION
-----------------
Payout shall be limited on the basis of the following financial results for the corporation:

      1. The Committee may, but is not obligated to, determine a ZERO payout if Mead TSR is negative, even if Mead TSR exceeds either or both comparator groups.

      2. There shall be no payout to any participant if corporate earnings are negative in the final year of the performance period.

      3. Payout is capped at 200% of target, for any level of performance.

ACCOUNTING FOR PAYOUT
---------------------
Payout will be estimated periodically and the required corporate accrual of payout will be booked against earnings during the year. Approved incentive awards will be prepared and expensed to earnings at the time of payout. Restricted stock certificates will be issued by the Transfer Agent of the corporation.

RECOMMENDATIONS AND APPROVAL
----------------------------
The Compensation Committee approves this Plan, and reviews total funding and individual payouts under the plan, and the amount, use and replenishment of any reserve funds.

The CEO recommends all individual payouts to the Compensation Committee of the Board of Directors for approval. Payouts for the CEO and the COO are approved by the Board of Directors.

Form of payout will be determined by the Compensation Committee. Payout will normally be delivered to all participants as 100% restricted stock (with a 6-month vesting period). The Board of Directors may require a mandatory deferral of all or any portion of the payout to ensure full deductibility of compensation to any executive.

ADMINISTRATION
--------------
The Plan is administered by the Compensation Committee of the Board.
The Compensation Committee has delegated administration to the Corporate Vice President, Human Resources.

RESERVED RIGHTS
---------------
The Mead Corporation reserves the right to alter, amend, suspend or terminate any or all provisions of this Corporate Long Term Incentive Plan, except such actions shall neither inhibit nor hinder the rights of any individual with respect to earned and credited awards which have been deferred. Designation of a position as eligible for participation neither guarantees the individual a right to an incentive payment nor a right to continued employment.

              JEROME F. TATAR                           MAY 11, 1998
              ---------------                           -----------------
                  Approved                                  Date

                              Attachment 1




                 THE CORPORATE LONG TERM INCENTIVE PLAN
                 --------------------------------------
                             PAYOUT TARGETS
                             --------------
                                  1998





                    Grade                       Incentive Target
                      33                        $     756,700
                      32                              626,900
                      31                              521,000
                      30                              419,000
                      29                              343,000
                      28                              282,700
                      27                              232,900
                      26                              191,000
                      25                              157,200
                      24                              128,100
                      23                              103,600
                      22                               73,400
                      21                               58,100

                  Mead Corporate Long Term Incentive Plan
                  ---------------------------------------
                         Mead Performance Factor
                              (% of Target)

Mead 2-Yr   +35%  1.70  0%          170%  187%  200%  200%  200%  200%  200%
TSR         +30%  1.60  0%          160%  176%  192%  200%  200%  200%  200%
Relative    +25%  1.50  0%          150%  165%  180%  195%  200%  200%  200%
to S&P 500  +20%  1.40  0%          140%  154%  168%  182%  196%  200%  200%
            +15%  1.30  0%          130%  143%  156%  169%  182%  195%  200%
            +10%  1.20  0%          120%  132%  144%  156%  168%  180%  192%
            +5%   1.10  0%          110%  121%  132%  143%  154%  165%  176%
          Average 1.00  0%          100%  110%  120%  130%  140%  150%  160%
            -5%   0.90  0%          90%   99%   108%  117%  126%  135%  144%
            -10%  0.80  0%          80%   88%   96%   104%  112%  120%  128%
            -15%  0.70  0%          70%   77%   84%   91%   98%   105%  112%
            -20%  0.60  0%          60%   66%   72%   78%   84%   90%   96%
            -25%  0.50  0%          50%   55%   60%   65%   70%   75%   80%
            -30%  0.40  0%          40%   44%   48%   52%   56%   60%   64%
            -35%  0.30  0%          30%   33%   36%   39%   42%   45%   48%
            -40%  0.20  0%          20%   22%   24%   26%   28%   30%   32%
            -45%  0.10  0%          10%   11%   12%   13%   14%   15%   16%
            -50   0.00  0%          0%    0%    0%    0%    0%    0%    0%
            Multipliers 0           1.00  1.10  1.20  1.30  1.40  1.50  1.60
                        8-14        7     6     5     4     3     2     1
                            Median                                Top

Max Payout: 200%        Mead vs. Forest Products
            Ranking of 2-Year Total Shareholder Return (TSR)